10. CONSENT OF TOM GARAGAN

CONSENT

I hereby consent to the reference to my name pertaining to the Cerro Casale property in Chile, the Quebrada property in Chile, the Yarnell property in the U.S.A. and the Monument Bay property in Canada, in the Annual Information Form of Bema Gold Corporation for the year ended December 31, 2003 to be filed with certain Canadian securities commissions and in the Annual Report on Form 40-F of Bema Gold Corporation for the year ended December 31, 2003 to be filed with the United States Securities and Exchange Commission.

Dated at Vancouver, Canada this 19th day of May, 2004.

/s/Tom Garagan
Tom Garagan